Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 8, 2022, with respect to the consolidated financial statements of FOXO Technologies Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Minneapolis, Minnesota

August 12, 2022